SECOND AMENDMENT TO
              THIRD RESTATEMENT OF CREDIT AGREEMENT

      THIS SECOND AMENDMENT TO THIRD RESTATEMENT OF CREDIT AGREEMENT (herein called this "Amendment") made as of the 6th day of November, 1996, by and among Forcenergy Inc, a Delaware corporation formerly known as Forcenergy Gas Exploration, Inc. ("Borrower"), Internationale Nederlanden (U.S.) Capital Corporation, a Delaware corporation, as Agent ("Agent"), and the financial institutions which are signatories to this Amendment (collectively, "Lenders"),

                            RECITALS

      1. Borrower, Agent and Lenders have entered into that certain Third Restatement of Credit Agreement dated as of April 26, 1996, as amended by a First Amendment to Third Restatement of Credit Agreement dated July 11, 1996 between Borrower and Agent on behalf of Lenders (as so amended, the "Original Agreement"), for the purpose and consideration therein expressed, whereby Lenders became obligated to make loans to Borrower as therein provided.

      2. Borrower intends to issue its 9.5% Senior Subordinated Notes due 2006 in the original principal amount of up to $175,000,000 (the "Senior Subordinated Notes") and has requested that Lenders amend the Original Agreement to permit the incurrence by Borrower of the indebtedness evidenced by the Senior Subordinated Notes.

      3.    In  connection with the issuance by Borrower  of  the
Senior  Subordinated  Notes,  Borrower  and  Lenders  desire   to
redetermine the Borrowing Base on the terms provided herein.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Agreement and in consideration of the loans which may hereafter be made by Lenders to Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:
                           ARTICLE I.

                   Definitions and References

      Section 1.1 Terms Defined in the Original Agreement. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Original
Agreement shall have the same meanings whenever used in this Amendment.
      Section 1.2 Other Defined Terms. Unless the context otherwise requires, the following terms when used in this Amendment shall have the meanings assigned to them in this
Section 1.2.

           "Amendment" shall mean this Second Amendment to  Third
     Restatement of Credit Agreement.

          "Credit Agreement" shall mean the Original Agreement as amended hereby.

                           ARTICLE II.

                Amendments to Original Agreement

      Section  2.1    Defined Terms.  Section 1.1 of the Original
Agreement is hereby amended by adding the following definition of "Indenture" immediately after the definition of "Highest Lawful
Rate" where it appears in such Section:

           "Indenture" means that certain Indenture dated as of November , 1996 between Borrower and Bankers Trust Company, as trustee, pursuant to which the Senior Subordinated Notes were issued, as such instrument is in effect on the date hereof.

      Section  1.1  of the Original Agreement is  hereby  further
amended   by   adding   the  following  definition   of   "Senior
Subordinated Notes" immediately after the definition of "Security
Documents" where it appears in such Section:

           "Senior Subordinated Notes" means the 9.5% Senior Subordinated Notes due 2006 in an original principal amount not to exceed $175,000,000 issued by Borrower pursuant to the Indenture.
      Section 2.2    Restricted Debt.    Paragraph (a) of Section
5.2 of the Original Agreement is hereby amended by deleting the word "and" at the end of subparagraph (6) thereof, by changing the period to a semicolon where it appears at the end of subparagraph (7) thereof and adding the word "and" at the end of such subparagraph, and by adding the following subparagraph "(8)" immediately after such subparagraph (7):

           "(8) Debt evidenced by the Senior Subordinated Notes; provided that (i) the Senior Subordinated Notes shall not be repurchased or redeemed in whole or in part prior to their stated maturity date, whether at the option of Borrower or pursuant to a mandatory redemption requirement under the Indenture; (ii) the principal amount of such Debt shall not be increased, refinanced, or refunded prior to its stated maturity date; (iii) the interest rate thereon shall not be increased above its stated rate; (iv) any prepayment charges, fees, expenses or other amounts payable with respect to such Debt shall not be increased; and (v) such Debt shall not be defeased in whole or in part by Borrower pursuant to an election under Article 8 of the Indenture or otherwise."

      Section 2.3    Certain Contracts; Amendments; Multiemployer
ERISA  Plans.     Paragraph (j) of Section 5.2  of  the  Original
Agreement is hereby amended by adding the following sentence at the end of such paragraph:

     "No Related Person will amend or modify or permit any amendment or modification to any contract or instrument governing the Debt evidenced by the Senior Subordinated Notes the effect of which would be to change any of the material terms of such contract or instrument, including without limitation, any amendment or modification that (i) would increase the amount of, or shorten the maturity of, any payment of any principal amount of the Senior Subordinated Notes; (ii) would change the terms of subordination of such Debt to the Obligations; or (iii) would be, in the opinion of Majority Lenders, materially more burdensome to Borrower than the obligations and requirements imposed by the Senior Subordinated Notes and the Indenture."


                          ARTICLE III.

                Redetermination of Borrowing Base

        Section    3.1       Borrowing   Base    Redetermination.
Contemporaneously with the execution and delivery of this Amendment by the parties hereto, the Borrowing Base is hereby reduced to $50,000,000, such redetermination to remain in effect until the next Determination Date.

                           ARTICLE IV.

                   Conditions of Effectiveness

      Section 4.1 Effective Date. This Amendment shall become effective as of the date first above written when, and only when,
(i) Agent shall have received, at Agent's office, a counterpart of this Amendment executed and delivered by Borrower, and (ii) Majority Lenders shall have executed and delivered a counterpart of this Amendment to Agent.

      Section 4.2 Continuing Effectiveness. After giving effect to the terms of this Amendment and upon the issuance of the Senior Subordinated Notes, Borrower shall within one Business Day thereafter prepay the Loans in an amount equal to not less than the excess of the outstanding principal balance of the Loans over the Borrowing Base as redetermined pursuant to Article III hereof. In the event Lenders do not receive such prepayment within the time period provided above, this Amendment shall be deemed void and of no force or effect and the issuance of the Senior Subordinated Notes by Borrower shall constitute an Event of Default under the Credit Agreement.
                           ARTICLE V.

                 Representations and Warranties

      Section  5.1    Representations and Warranties of Borrower.
In order to induce Lenders to enter into this Amendment, Borrower represents and warrants to Agent for the benefit of each Lender that:

           (a)   The representations and warranties contained  in
     Section 4.1 of the Original Agreement are true and correct in all material respects at and as of the time of the effectiveness hereof.

          (b) Borrower is duly authorized to execute and deliver this Amendment and is and will continue to be duly authorized to borrow monies and to perform its obligations under the Credit Agreement. Borrower has duly taken all corporate action necessary to authorize the execution and delivery of this Amendment and to issue the Senior Subordinated Notes.

           (c) The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations hereunder and the issuance of the Senior Subordinated Notes by Borrower do not and will not conflict with any provision of law, statute, rule or regulation or of the certificate of incorporation and bylaws of Borrower, or of any material agreement, judgment, license, order or permit applicable to or binding upon Borrower, or result in the creation of any lien, charge or encumbrance upon any assets or properties of Borrower. Except for those which have been obtained, no consent, approval, authorization or order of any court or governmental authority or third party is required in connection with the execution and delivery by Borrower of this Amendment or the issuance of the Senior Subordinated Notes.

           (d) When duly executed and delivered, each of this Amendment and the Credit Agreement will be a legal and binding obligation of Borrower, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors' rights and by equitable principles of general application.

           (e) The audited Consolidated financial statements of Borrower dated as of December 31, 1995 and the unaudited financial statements of Borrower dated as of June 30, 1996 fairly present the Consolidated financial position at such dates and the Consolidated statement of operations and the changes in Consolidated financial position for the periods ending December 31, 1995 and June 30, 1996 for Borrower.
     Copies of such financial statements have heretofore been delivered to each Lender. Since June 30, 1996, no material adverse change has occurred in the financial condition or businesses of Borrower except for changes in oil and gas prices that affect the industry in which Borrower operates.
           (f) Borrower has provided Agent true and complete copies of the form of the Senior Subordinated Notes and the Indenture governing such notes and such forms have not been modified in any respect since being provided to Agent.

                           ARTICLE VI.

                          Miscellaneous

      Section 6.1 Ratification of Agreements. The Original Agreement as hereby amended is hereby ratified and confirmed in all respects and shall remain in full force and effect. Any reference to the Credit Agreement in any Loan Document shall be deemed to be a reference to the Original Agreement as hereby amended. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein or therein, operate as a waiver of any right, power or remedy of Lenders under the Credit Agreement or any other Loan Document nor constitute a waiver of any provision of the Credit Agreement or any other Loan Document.

      Section  6.2    Loan Documents.  This Amendment is  a  Loan
Document, and all provisions in the Credit Agreement pertaining to Loan Documents apply hereto and thereto.

      Section 6.3 Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York and any applicable laws of the United States of America in all respects, including construction, validity and performance.

       Section  6.4     Counterparts.   This  Amendment  may   be
separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment.

      IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.
                               FORCENERGY INC (formerly known  as
Forcenergy Gas Exploration, Inc.)


                              By:
                              Name:
                              Title:



                              INTERNATIONALE NEDERLANDEN (U.S.)
                               CAPITAL CORPORATION, as Agent  and
Lender

                              By:
                              Name:
                              Title:


                              MEESPIERSON N.V.


                              By:
                              Name:
                              Title:


                              BANK OF SCOTLAND


                              By:
                              Name:
                              Title:


                              DEN NORSKE BANK AS


                              By:
                              Name:
                              Title:




                              CREDIT LYONNAIS NEW YORK BRANCH


                              By:
                              Name:
                              Title:


                              CAISSE NATIONALE DE CREDIT AGRICOLE

                              By:
                              Name:
                              Title: